Exhibit T3E-3
AmerUs Group Co.
Invites Holders of its
Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM)
due March 6, 2032
(CUSIP Nos. 03072MAC2 and 03072MAD0)
To Exchange Their Notes for
Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM)
due March 6, 2032 and an Exchange Fee

THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON DECEMBER 15, 2004, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To:	Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees

      AmerUs Group Co. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the offering circular dated November 16, 2004 (as amended or supplemented from time to time, the “Offering Circular”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange its Optionally Convertible Equity-Linked Accreting Notes due March 6, 2032 (the “New OCEANs”) and an exchange fee of $2.50 for its outstanding Optionally Convertible Equity-Linked Accreting Notes due March 6, 2032 (the “Existing OCEANs”) as described in the Offering Circular (the “Exchange Offer”).

      We are requesting that you contact your clients for whom you hold Existing OCEANs regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing OCEANs registered in your name or in the name of your nominee, or who hold Existing OCEANs registered in their own names, we are enclosing the following documents:

1. The Offering Circular dated November 16, 2004;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Existing OCEANs registered in your name or the name of your nominee, with space provided for obtaining such clients’ instruction with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to BNY Midwest Trust Company, the Exchange Agent for the Exchange Offer, c/o The Bank of New York, Corporate Trust Department, Reorganization Unit, 101 Barclay Street, New York, New York 10007, Attention: Giselle Guadalupe.

      Your prompt action is requested. The Exchange Offer will expire at 9:00 a.m., New York City time, on December 15, 2004, unless extended by the Company (the “Expiration Date”).

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal and the Offering Circular.

      If a registered holder of Existing OCEANs desires to tender, but the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Offering Circular under “The Exchange Offer — Guaranteed Delivery Procedures”.

      The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Existing OCEANs held by them as a nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Existing OCEANs pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

      The Company has not authorized anyone to make any recommendation to holders as to whether to tender or refrain from tendering in the Exchange Offer.

      Georgeson Shareholder has been appointed Information Agent for the Exchange Offer. Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Information Agent at the address and phone number set forth below:

Georgeson Shareholder

17 State Street, 10th Floor
New York, NY 10004
Banks and Brokers call: (212) 440-9800
All others call toll free: (866) 873-6980

Very truly yours,

AmerUs Group Co.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

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